EXHIBIT 77Q3 TO FORM N-SAR

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 86B1 correctly, the correct answer is as below.

Registrant Name: GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC
File Number: 811-21259
Registrant CIK Number: 0001207528

September 30, 2012

86B1
$2,352,775